UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 15, 2013

JTH HOLDING, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia  23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2013, JTH Holding, Inc.  (the “Company”) received a letter (the “Letter”) from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1). The Letter was anticipated given the Company’s inability to complete its previously announced restatements of prior financial statements necessary in order to file its Annual Report on Form 10-K for the year ended April 30, 2013 by the extended August 13, 2013 deadline. The Letter was issued in accordance with NASDAQ procedures due to the Company’s failure to meet that deadline.

The Company disclosed on August 6, 2013 that it would be restating previously issued financial statements because of accounting changes in response to comments received from the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”).   The Company is working diligently on this matter and intends to file its Annual Report on Form 10-K as soon as practicable.  The Company does not anticipate additional Staff comments that will further delay the restatement process or the filing of the Annual Report on Form 10-K, although that filing and the Company’s other filings will remain subject to further SEC review.

If the Company does not come into compliance with NASDAQ listing rules, or submit a plan of compliance by October 14, 2013 that is accepted by NASDAQ, the Company may be subject to delisting procedures as set forth in the NASDAQ Listing Rules.   However, the Company believes it will file its Annual Report on Form 10-K and regain compliance prior to the deadline for submitting a plan.

Item 7.01 Regulation FD Disclosure.

On August 21, 2013, the Company issued a press release announcing its receipt of the Letter. A copy of the press release is attached as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued August 21, 2013.*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

In addition to historical information, this report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding the timing and resolution of the Staff’s review process, the restatement of the Company’s historical financial statements, the filing of the Company’s Annual Report on Form 10-K, and the Company’s ability to regain compliance under the NASDAQ Listing Rules.  These forward-looking statements, as well as the Company’s guidance, are based upon the Company’s current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the timing of the resolution of the Staff’s comments; the impact the Staff’s review process may have on our historical financial results; the impact of changes in our accounting practices on historical and future financial results; the consequences of any restatements of our financial statements; the timing for and results of the pending restatements; uncertainties regarding the Company’s ability to attract and retain clients; meet its prepared returns targets; competitive factors; the Company’s effective income tax rate; litigation defense expenses and costs of judgments or settlements; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company’s Annual Report on Form 10-K and in other filings by the Company with the SEC. The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JTH HOLDING, INC.

Date: August 21, 2013	By:	/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1                          Press Release issued August 21, 2013.*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.